FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2021 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 27, 2021) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "we", "us", "our") today reported business results for the third quarter ended September 30, 2021.
Third Quarter 2021 Highlights
•Record third quarter net revenue of $393.0 million compared to $337.8 million in the prior year quarter
•Record third quarter net income(a) of $61.4 million compared to $43.2 million in the prior year quarter
•Record third quarter Adjusted EBITDA(b) of $156.1 million compared to $121.9 million in the prior year quarter
•TwinSpires Horse Racing delivered Adjusted EBITDA of $31.2 million in the third quarter of 2021, up 56% compared to the third quarter of 2019
◦TwinSpires Horse Racing handle(c) was up 31% in the third quarter of 2021 compared to the same quarter in 2019
•Our wholly-owned casino properties delivered 7.6 points of margin expansion in the third quarter of 2021 compared to the third quarter of 2019
•Announced agreement to sell our 326-acre property in Arlington Heights, Illinois for $197.2 million to the Chicago Bears
•Announced plans to open new 500 historical racing machine ("HRM"), 43,000-square-foot entertainment venue, Derby City Gaming Downtown, in Louisville, Kentucky
•Board of Directors authorized a new $500 million stock repurchase plan and a $0.667 per share annual dividend payable on January 7, 2022 to shareholders of record on December 3, 2021

CONSOLIDATED RESULTS	Third Quarter
(in millions, except per share data)	2021	2020

Net revenue	$393.0	$337.8
Net income (loss)(a)	$61.4	$43.2
Diluted EPS(a)	$1.57	$1.08
Adjusted EBITDA(b)	$156.1	$121.9

(a) Reflects amounts attributable to Churchill Downs Incorporated.
(b) These are non-GAAP measures. See explanation of non-GAAP measures below.
(c) TwinSpires Horse Racing handle excludes handle generated by Velocity.

Third Quarter 2021 Results
The Company's third quarter of 2021 net income attributable to Churchill Downs Incorporated was $61.4 million compared to $43.2 million in the prior year quarter. The Company's third quarter of 2021 net income from continuing operations was $61.4 million compared to $43.1 million in the prior year quarter.
The following items impacted the comparability of the Company's third quarter net income from continuing operations:
•$3.2 million after-tax decrease in expenses related to lower transaction, pre-opening and other expenses; and
•$0.3 million after-tax benefit increase related to our equity portion of the non-cash change in fair value of Rivers Des Plaines' interest rate swaps,
•Partially offset by $0.4 million after-tax increase in Rivers Des Plaines' legal reserves and transaction costs.
Excluding these items, third quarter 2021 net income from continuing operations increased $15.2 million primarily due to the following:
•$15.3 million after-tax increase driven by the results of our operations and equity income from our unconsolidated affiliates,
•Partially offset by $0.1 million after-tax increase in interest expense associated with higher outstanding debt balances.
Segment Results
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Live and Historical Racing	Third Quarter
(in millions)	2021	2020

Net revenue	$81.5	$71.1
Adjusted EBITDA	27.7	24.1
The running of the 146th Kentucky Oaks and Derby in the third quarter of 2020 compared to the running of the 147th Kentucky Oaks and Derby in the second quarter of 2021 significantly impacted the comparability of net revenue and Adjusted EBITDA for Churchill Downs Racetrack in the third quarter of 2021.
Excluding Churchill Downs Racetrack, net revenue for the third quarter of 2021 increased $43.3 million from the prior year quarter due to a $24.7 million increase at Oak Grove Racing, Gaming & Hotel ("Oak Grove") as a result of the opening of the HRM facility in September 2020 and the hotel in October 2020; a $14.3 million increase at Derby City Gaming primarily due to certain capacity restrictions on patrons and gaming during the prior year quarter and the completion of the second outdoor patio which added an additional 225 HRMs in September 2020; and a $4.3 million increase at Newport Racing & Gaming ("Newport") due to the opening of the facility in October 2020.
Excluding Churchill Downs Racetrack, Adjusted EBITDA for the third quarter increased $18.3 million from the prior year quarter due primarily to a $9.6 million increase at Oak Grove due to the opening of the Oak Grove HRM facility in September 2020 and an $8.7 million increase at Derby City Gaming due to the increase in net revenue and increased operating efficiencies.

TwinSpires	Third Quarter
(in millions)	2021	2020

Net revenue	$102.2	$127.6
Adjusted EBITDA	20.7	32.6
The running of the 146th Kentucky Oaks and Derby in the third quarter of 2020 compared to the running of the 147th Kentucky Oaks and Derby in the second quarter of 2021 significantly impacted the comparability of net revenue and Adjusted EBITDA for TwinSpires Horse Racing in the third quarter of 2021.
Comparison of 3Q'21 to 3Q'20:
For the third quarter of 2021, net revenue decreased $25.4 million from the prior year quarter primarily due to a $30.9 million decrease from Horse Racing that was partially offset by $5.5 million increase from Sports and Casino. Horse Racing net revenue decreased as a result of lower handle primarily due to the timing of the Kentucky Oaks and Derby in 2020 and 2021. Sports and Casino net revenue increased as a result of our expansion in additional states and marketing and promotional activities.
Adjusted EBITDA decreased $11.9 million in the third quarter of 2021 from the prior year quarter primarily due to a $6.8 million increase in the loss from our Sports and Casino business due to increased marketing and promotional activities and a $5.1 million decrease from Horse Racing primarily due to the timing of the Kentucky Oaks and Derby in 2020 and 2021.
Comparison of 3Q'21 to 3Q'19:
For the third quarter of 2021, net revenue increased $30.6 million from the same quarter in 2019 due to a $23.0 million increase from Horse Racing and a $7.6 million increase from Sports and Casino. Horse Racing net revenue increased as a result of an increase in handle of $113.2 million, or 30.7%, compared to the same quarter in 2019 primarily due to the shift from wagering at brick-and-mortar locations to online wagering. Sports and Casino net revenue increased as a result of our expansion in additional states and marketing and promotional activities.
Adjusted EBITDA increased $5.0 million in the third quarter of 2021 from the same quarter in 2019 primarily due to an $11.2 million increase from Horse Racing due to the increase in handle, partially offset by a $6.2 million increase in the loss from our Sports and Casino business due to increased marketing and promotional activities.

Gaming	Third Quarter
(in millions)	2021	2020

Net revenue	$185.6	$133.7
Adjusted EBITDA	110.7	74.7
For the third quarter of 2021, net revenue increased $51.9 million due to certain capacity restrictions on patrons and gaming during the prior year quarter. Net revenue increased for all Gaming properties except for Riverwalk and Fair Grounds and VSI. Fair Grounds and VSI were negatively impacted by Hurricane Ida in August 2021, resulting in a temporary closure of Fair Grounds Race Course & Slots and OTBs.
Adjusted EBITDA increased $36.0 million for the third quarter of 2021 from the prior year quarter driven by a $20.9 million increase at our wholly-owned Gaming properties and a $15.1 million increase from our equity investments, both of which were due to increased operating efficiencies and certain capacity restrictions on patrons and gaming during the prior year quarter.

All Other
For the third quarter of 2021, All Other Adjusted EBITDA increased $6.5 million driven by a $5.9 million increase at Arlington due to an increase in handle and admissions, a $0.5 million increase at United Tote due to the increase in net revenue and $0.1 million from lower Corporate expenses.
Capital Management
Share Repurchase Program:
On September 29, 2021, the Board of Directors of the Company approved a common stock repurchase program of up to $500.0 million ("2021 Stock Repurchase Program"). The 2021 Stock Repurchase Program includes and is not in addition to any unspent amount remaining under the prior 2018 Stock Purchase Program authorization.
The Company repurchased 245,132 shares of its common stock under the 2018 Stock Repurchase Program at a total cost of $49.2 million in the third quarter of 2021.
The Company repurchased 3,178 shares of its common stock under the 2021 Stock Repurchase Program at a total cost of $0.8 million in the third quarter of 2021. We had approximately $499.2 million repurchase authority remaining under this program as of September 30, 2021.
Annual Dividend:
On October 26, 2021, the Company's Board of Directors approved an annual cash dividend on CDI's common stock of $0.667 per outstanding share, a 7 percent increase over the prior year. The dividend is payable on January 7, 2022, to shareholders of record as of the close of business on December 3, 2021, with the aggregate cash dividend paid to each stockholder rounded to the nearest whole cent. This marks the eleventh consecutive year that the Company has increased the dividend.
Capital Investments:
On October 26, 2021, the Company's Board of Directors approved detailed plans to spend up to approximately $80 million of capital to build out a new HRM entertainment venue, Derby City Gaming Downtown, in downtown Louisville. Derby City Gaming Downtown will initially include 500 HRMs, a fresh-air gaming area, three unique bar concepts, and over 200 onsite parking spots. Construction will begin later this year with an anticipated opening date in mid-2023. The supplemental information in this release provides additional detail on the Company’s planned capital projects.
Conference Call
A conference call regarding this news release is scheduled for Thursday, October 28, 2021, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 7085106 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, October 28, 2021, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.

The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, Calder racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
–Acquisition and disposition related charges; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;
•Asset impairments;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries and expenses.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the consolidated statements of comprehensive income (loss). Refer to the Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA included herewith for additional information.

About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have eight retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about Churchill Downs Incorporated can be found online at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully expand our TwinSpires Sports and Casino business and effectively compete; inability to identify and complete expansion, acquisition or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2021	2020	2021	2020
Net revenue:
Live and Historical Racing	$79.7	$63.8	$318.8	$115.2
TwinSpires	101.8	127.1	337.1	317.5
Gaming	185.3	133.5	523.3	316.7
All Other	26.2	13.4	53.2	26.4
Total net revenue	393.0	337.8	1,232.4	775.8
Operating expense:
Live and Historical Racing	62.3	55.7	217.3	121.9
TwinSpires	77.5	84.0	247.3	209.5
Gaming	127.7	96.2	355.0	265.8
All Other	19.8	13.1	50.1	37.3
Selling, general and administrative expense	36.1	38.8	99.7	85.3
Asset impairments	—	—	11.2	17.5
Transaction expense, net	2.0	0.5	2.1	1.0
Total operating expense	325.4	288.3	982.7	738.3
Operating income	67.6	49.5	249.7	37.5
Other income (expense):
Interest expense, net	(21.7)	(19.7)	(63.1)	(59.3)
Equity in income of unconsolidated affiliates	41.7	27.6	103.0	13.2
Miscellaneous, net	0.1	(0.4)	0.3	(0.1)
Total other income (expense)	20.1	7.5	40.2	(46.2)
Income (loss) from continuing operations before (provision) benefit for income taxes	87.7	57.0	289.9	(8.7)
Income tax (provision) benefit	(26.3)	(13.9)	(84.1)	5.6
Income (loss) from continuing operations, net of tax	61.4	43.1	205.8	(3.1)
Loss from discontinued operations, net of tax	—	—	—	(96.1)
Net income (loss)	61.4	43.1	205.8	(99.2)
Net loss attributable to noncontrolling interest	—	(0.1)	—	(0.2)
Net income (loss) and comprehensive income (loss) attributable to Churchill Downs Incorporated	$61.4	$43.2	$205.8	$(99.0)

Net income (loss) per common share data - basic:
Continuing operations	$1.59	$1.09	$5.31	$(0.07)
Discontinued operations	$—	$—	$—	$(2.43)
Net income (loss) per common share data - basic	$1.59	$1.09	$5.31	$(2.50)

Net income (loss) per common share data - diluted:
Continuing operations	$1.57	$1.08	$5.23	$(0.07)
Discontinued operations	$—	$—	$—	$(2.43)
Net income (loss) per common share data - diluted	$1.57	$1.08	$5.23	$(2.50)

Weighted average shares outstanding:
Basic	38.6	39.5	38.7	39.6
Diluted	39.2	40.1	39.3	39.6

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$315.7	$67.4
Restricted cash	70.6	53.6
Accounts receivable, net	50.6	36.5
Income taxes receivable	54.7	49.4
Other current assets	36.5	28.2
Total current assets	528.1	235.1
Property and equipment, net	1,053.4	1,082.1
Investment in and advances to unconsolidated affiliates	655.1	630.6
Goodwill	366.8	366.8
Other intangible assets, net	349.3	350.6
Other assets	20.8	21.2
Total assets	$2,973.5	$2,686.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$92.4	$70.7
Accrued expenses and other current liabilities	227.4	167.8
Current deferred revenue	25.7	32.8
Current maturities of long-term debt	7.0	4.0
Dividends payable	—	24.9
Current liabilities of discontinued operations	—	124.0
Total current liabilities	352.5	424.2
Long-term debt, net of current maturities and loan origination fees	670.0	530.5
Notes payable, net of debt issuance costs	1,292.0	1,087.8
Non-current deferred revenue	13.3	17.1
Deferred income taxes	255.9	213.9
Other liabilities	51.0	45.8
Total liabilities	2,634.7	2,319.3
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	—	18.2
Retained earnings	339.7	349.8
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	338.8	367.1
Total liabilities and shareholders' equity	$2,973.5	$2,686.4

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in millions)	2021	2020
Cash flows from operating activities:
Net income (loss)	$205.8	$(99.2)
Loss from discontinued operations, net of tax	—	(96.1)
Income (loss) from continuing operations, net of tax	205.8	(3.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77.9	66.5
Distributions from unconsolidated affiliates	77.7	12.8
Equity in income of unconsolidated affiliates	(103.0)	(13.2)
Stock-based compensation	20.4	17.3
Deferred income taxes	12.8	22.0
Asset impairments	11.2	17.5
Amortization of operating lease assets	4.3	3.7
Other	5.9	3.5
Changes in operating assets and liabilities:
Income taxes	23.8	(26.2)
Deferred revenue	(11.6)	(1.9)
Other assets and liabilities	65.8	39.7
Net cash provided by operating activities	391.0	138.6
Cash flows from investing activities:
Capital maintenance expenditures	(22.3)	(18.2)
Capital project expenditures	(29.8)	(191.9)
Other	(3.1)	(2.7)
Net cash used in investing activities	(55.2)	(212.8)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	780.8	726.0
Repayments of borrowings under long-term debt obligations	(429.2)	(34.4)
Payment of dividends	(24.8)	(23.4)
Repurchase of common stock	(242.4)	(28.4)
Cash settlement of stock awards	—	(12.7)
Taxes paid related to net share settlement of stock awards	(12.9)	(15.1)
Debt issuance costs	(6.9)	(1.7)
Change in bank overdraft	(13.4)	—
Other	2.3	2.3
Net cash provided by financing activities	53.5	612.6
Cash flows from discontinued operations:
Operating activities of discontinued operations	(124.0)	(1.3)
Net increase in cash, cash equivalents and restricted cash	265.3	537.1
Cash, cash equivalents and restricted cash, beginning of period	121.0	142.5
Cash, cash equivalents and restricted cash, end of period	$386.3	$679.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
GAAP net income (loss) attributable to Churchill Downs Incorporated	$61.4	$43.2	$205.8	$(99.0)

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	(2.0)	(1.5)	(8.0)	14.7
Legal reserves and transaction costs related to Rivers Des Plaines	0.6	—	8.6	—
Transaction, pre-opening, and other expense	3.7	7.5	6.1	11.5
Asset impairments	—	—	11.2	17.5
Income tax impact on net income (loss) adjustments (a)	(0.7)	(1.4)	(5.2)	(11.9)
Total adjustments, continuing operations	1.6	4.6	12.7	31.8
Big Fish Games net loss (b)	—	—	—	96.1
Total adjustments	1.6	4.6	12.7	127.9
Adjusted net income attributable to Churchill Downs Incorporated	$63.0	$47.8	$218.5	$28.9

Adjusted diluted EPS	$1.61	$1.19	$5.56	$0.73

Weighted average shares outstanding - Diluted (c)	39.2	40.1	39.3	39.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)Due to the sale of Big Fish Games, Inc., Big Fish Games is presented as a discontinued operation.
(c)For the nine months ended September 30, 2020, diluted weighted average shares outstanding included 0.6 million shares of anti-dilutive stock awards excluded from the calculation of diluted shares for purposes of GAAP since we were in a net loss position.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Total Handle
Churchill Downs Racetrack	$51.3	$208.2	$584.5	$456.2
TwinSpires Horse Racing(a)	481.9	622.4	1,545.4	1,522.3
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$7.4	$34.9	$114.6	$52.4
Derby City Gaming	40.2	25.9	113.0	55.2
Oak Grove	27.1	2.4	72.1	2.4
Turfway Park	0.7	0.6	5.8	5.2
Newport	4.3	—	13.3	—
Total Live and Historical Racing	79.7	63.8	318.8	115.2
TwinSpires:
Horse Racing	93.1	124.0	313.0	310.5
Sports and Casino	8.7	3.1	24.1	7.0
Total TwinSpires	101.8	127.1	337.1	317.5
Gaming:
Fair Grounds and VSI	24.8	27.9	98.2	70.6
Presque Isle	35.9	27.5	90.2	56.4
Ocean Downs	31.7	24.3	78.7	42.2
Calder	25.9	6.5	74.2	34.0
Oxford Casino	31.8	12.2	72.1	32.4
Riverwalk Casino	14.5	15.2	47.3	34.6
Harlow’s Casino	13.3	12.7	43.9	29.7
Lady Luck Nemacolin	7.4	7.2	18.7	16.8
Total Gaming	185.3	133.5	523.3	316.7
All Other	26.2	13.4	53.2	26.4
Net revenue from external customers	$393.0	$337.8	$1,232.4	$775.8

Intercompany net revenue:
Live and Historical Racing	$1.8	$7.3	$17.9	$15.3
TwinSpires	0.4	0.5	1.1	1.2
Gaming	0.3	0.2	2.3	1.7
All Other	3.6	3.8	10.2	9.0
Eliminations	(6.1)	(11.8)	(31.5)	(27.2)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.4	$89.4	$4.9	$99.7	$12.6	$112.3
Historical racing(a)	66.2	—	—	66.2	—	66.2
Racing event-related services	1.8	—	0.1	1.9	5.0	6.9
Gaming(a)	—	8.7	166.6	175.3	—	175.3
Other(a)	6.3	3.7	13.7	23.7	8.6	32.3
Total	$79.7	$101.8	$185.3	$366.8	$26.2	$393.0

	Three Months Ended September 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$14.9	$119.0	$4.6	$138.5	$8.4	$146.9
Historical racing(a)	27.1	—	—	27.1	—	27.1
Racing event-related services	19.1	—	0.7	19.8	0.2	20.0
Gaming(a)	—	3.1	122.3	125.4	—	125.4
Other(a)	2.7	5.0	5.9	13.6	4.8	18.4
Total	$63.8	$127.1	$133.5	$324.4	$13.4	$337.8
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $6.1 million for the three months ended September 30, 2021 and $2.1 million for the three months ended September 30, 2020.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Nine Months Ended September 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$50.9	$300.2	$21.0	$372.1	$27.2	$399.3
Historical racing(a)	184.0	—	—	184.0	—	184.0
Racing event-related services	65.3	—	1.0	66.3	6.9	73.2
Gaming(a)	—	24.1	469.3	493.4	—	493.4
Other(a)	18.6	12.8	32.0	63.4	19.1	82.5
Total	$318.8	$337.1	$523.3	$1,179.2	$53.2	$1,232.4

	Nine Months Ended September 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total segment	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$35.0	$298.5	$16.2	$349.7	$14.9	$364.6
Historical racing(a)	54.8	—	—	54.8	—	54.8
Racing event-related services	19.6	—	2.7	22.3	0.3	22.6
Gaming(a)	—	7.0	275.5	282.5	—	282.5
Other(a)	5.8	12.0	22.3	40.1	11.2	51.3
Total	$115.2	$317.5	$316.7	$749.4	$26.4	$775.8
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $15.0 million for the nine months ended September 30, 2021 and $10.5 million for the nine months ended September 30, 2020.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$81.5	$102.2	$185.6	$369.3	$29.8	$(6.1)	$393.0

Taxes and purses	(24.6)	(8.0)	(71.8)	(104.4)	(4.9)	—	(109.3)
Marketing and advertising	(2.9)	(10.6)	(3.6)	(17.1)	(0.3)	—	(17.4)
Salaries and benefits	(10.9)	(3.6)	(22.5)	(37.0)	(6.5)	—	(43.5)
Content expense	(0.5)	(47.1)	(1.2)	(48.8)	(1.4)	5.6	(44.6)
Selling, general and administrative expense	(3.1)	(2.2)	(7.1)	(12.4)	(14.7)	0.4	(26.7)
Other operating expense	(11.8)	(10.0)	(19.7)	(41.5)	(5.1)	0.1	(46.5)
Other income	—	—	51.0	51.0	0.1	—	51.1
Adjusted EBITDA	$27.7	$20.7	$110.7	$159.1	$(3.0)	$—	$156.1

	Three Months Ended September 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$71.1	$127.6	$133.7	$332.4	$17.2	$(11.8)	$337.8

Taxes and purses	(20.4)	(8.2)	(51.5)	(80.1)	(1.0)	—	(81.1)
Marketing and advertising	(2.7)	(6.9)	(0.6)	(10.2)	(0.1)	—	(10.3)
Salaries and benefits	(8.8)	(3.1)	(19.1)	(31.0)	(5.2)	—	(36.2)
Content expense	(0.2)	(62.7)	(1.2)	(64.1)	(0.9)	11.2	(53.8)
Selling, general and administrative expense	(2.8)	(3.9)	(8.2)	(14.9)	(14.8)	0.5	(29.2)
Other operating expense	(12.1)	(10.2)	(14.3)	(36.6)	(4.3)	0.1	(40.8)
Other income	—	—	35.9	35.9	(0.4)	—	35.5
Adjusted EBITDA	$24.1	$32.6	$74.7	$131.4	$(9.5)	$—	$121.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Nine Months Ended September 30, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$336.7	$338.2	$525.6	$1,200.5	$63.4	$(31.5)	$1,232.4

Taxes and purses	(95.4)	(22.7)	(201.1)	(319.2)	(11.9)	—	(331.1)
Marketing and advertising	(9.9)	(35.8)	(7.5)	(53.2)	(0.4)	—	(53.6)
Salaries and benefits	(36.2)	(9.9)	(63.0)	(109.1)	(16.7)	—	(125.8)
Content expense	(1.9)	(162.1)	(3.5)	(167.5)	(4.5)	30.2	(141.8)
Selling, general and administrative expense	(9.2)	(6.8)	(19.0)	(35.0)	(41.6)	1.1	(75.5)
Other operating expense	(39.8)	(34.6)	(52.9)	(127.3)	(12.1)	0.2	(139.2)
Other income	0.1	—	134.3	134.4	0.2	—	134.6
Adjusted EBITDA	$144.4	$66.3	$312.9	$523.6	$(23.6)	$—	$500.0

	Nine Months Ended September 30, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$130.5	$318.7	$318.4	$767.6	$35.4	$(27.2)	$775.8

Taxes and purses	(43.9)	(19.2)	(124.5)	(187.6)	(5.8)	—	(193.4)
Marketing and advertising	(4.2)	(13.3)	(6.3)	(23.8)	(0.2)	0.2	(23.8)
Salaries and benefits	(21.3)	(9.6)	(57.6)	(88.5)	(13.3)	—	(101.8)
Content expense	(1.0)	(154.4)	(2.6)	(158.0)	(2.3)	25.6	(134.7)
Selling, general and administrative expense	(5.7)	(7.0)	(18.8)	(31.5)	(32.5)	1.2	(62.8)
Other operating expense	(25.7)	(28.0)	(44.8)	(98.5)	(10.6)	0.2	(108.9)
Other income	—	0.1	57.0	57.1	(0.2)	—	56.9
Adjusted EBITDA	$28.7	$87.3	$120.8	$236.8	$(29.5)	$—	$207.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Churchill Downs Incorporated	$61.4	$43.2	$205.8	$(99.0)
Net loss attributable to noncontrolling interest	—	0.1	—	0.2
Net income (loss) before noncontrolling interest	61.4	43.1	205.8	(99.2)
Loss from discontinued operations, net of tax	—	—	—	96.1
Income (loss) from continuing operations, net of tax	61.4	43.1	205.8	(3.1)

Additions:
Depreciation and amortization	25.9	22.4	77.9	66.5
Interest expense	21.7	19.7	63.1	59.3
Income tax provision (benefit)	26.3	13.9	84.1	(5.6)
EBITDA	$135.3	$99.1	$430.9	$117.1

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$7.8	$6.9	$20.4	$17.3
Other charges	—	0.8	0.2	0.7
Pre-opening expense and other expense	1.7	6.2	3.8	9.8
Asset impairments	—	—	11.2	17.5
Transaction expense, net	2.0	0.5	2.1	1.0
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.7	9.9	30.8	29.2
Changes in fair value of Rivers Des Plaines' interest rate swaps	(2.0)	(1.5)	(8.0)	14.7
Rivers Des Plaines' legal reserves and transaction costs	0.6	—	8.6	—
Total adjustments to EBITDA	20.8	22.8	69.1	90.2
Adjusted EBITDA	$156.1	$121.9	$500.0	$207.3

Adjusted EBITDA by segment:
Live and Historical Racing	$27.7	$24.1	$144.4	$28.7
TwinSpires	20.7	32.6	66.3	87.3
Gaming	110.7	74.7	312.9	120.8
Total segment Adjusted EBITDA	159.1	131.4	523.6	236.8
All Other	(3.0)	(9.5)	(23.6)	(29.5)
Total Adjusted EBITDA	$156.1	$121.9	$500.0	$207.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Turf Course	Spring 2022	$10
	Home Stretch Club	May 2022	$45
	Turn 1 Experience	May 2023	$90
	Paddock / Under the Spires	May 2024	TBD
Newport	Expansion	November 2021	$6
Turfway Park	HRM Facility	Summer 2022	$148
Derby City Gaming	Expansion and Hotel	Late 2022 / Spring 2023	$76
Derby City Gaming Downtown	Property Build Out	Mid-2023	$80
Oak Grove	Oak Grove Annex	TBD	TBD

Gaming Segment
Managed Properties
Fair Grounds and VSI	HRMs in OTBs	First Half 2022	$35
Equity Investments
Rivers Des Plaines	Expansion	Spring 2022	$87

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net revenue	$202.4	$148.2	$539.0	$292.8

Operating and SG&A expense	115.2	86.1	310.6	194.1
Depreciation and amortization	4.4	4.3	13.1	12.6
Total operating expense	119.6	90.4	323.7	206.7
Operating income	82.8	57.8	215.3	86.1
Interest and other expense, net	(10.4)	(9.4)	(34.7)	(58.6)
Net income	$72.4	$48.4	$180.6	$27.5

	Summarized Balance Sheet
(in millions)	September 30, 2021	December 31, 2020
Assets
Current assets	$92.6	$132.8
Property and equipment, net	283.9	267.5
Other assets, net	266.4	244.9
Total assets	$642.9	$645.2

Liabilities and Members' Deficit
Current liabilities	$95.4	$133.5
Long-term debt	761.5	753.5
Other liabilities	29.5	42.3
Members' deficit	(243.5)	(284.1)
Total liabilities and members' deficit	$642.9	$645.2